mobetize

MANAGEMENT CONSULTANT AGREEMENT

THIS CONSULTANT AGREEMENT (this "**Agreement**") is made and entered into as of October 1, 2013 by and between **MOBETIZE CORP.** ("**MOBETIZE**" or the "**Company**") a company headquartered at 8150 Birch Bay Road, Suite 205, Blaine WA 98230 and **HUGO CUEVAS-MOHR** (the "**Consultant**") of 16135 SW 109 Street, Miami, FL 33196.

WITNESSETH:

WHEREAS, MOBETIZE is engaged in the business of providing various types of mobile payments and mobile value added services; and

WHEREAS, the Consultant, by education and experience, possesses qualifications to serve as an consultant of MOBETIZE; and

WHEREAS, MOBETIZE and Consultant wish to confirm the terms and conditions of such consultant relationship as hereinafter set forth; and

Relationship: The parties agree that the relationship of the Consultant to MOBETIZE created by this Agreement is that of an independent contracting firm and nothing in this Agreement constitutes or creates an employer/employee relationship between the Consultant and MOBETIZE or any employee or agent of MOBETIZE. The Consultant has no authority to make statements, representations or commitments of any kind, or to take actions binding upon the MOBETIZE except as provided in this Agreement or as authorized in writing by the MOBETIZE.

The parties acknowledge and agree that the MOBETIZE has entered into this Agreement in reliance on the express representation and warranty of the Consultant that the Consultant is not an employee of MOBETIZE. In the event the relationship between the MOBETIZE and the Consultant is found to be an employment relationship for any reason whatsoever, such will constitute cause for the immediate termination of this Agreement by the MOBETIZE.

1. Consultancy Services to be provided

The Consultant will provide expert consultancy services in the field of money remittance and payment processing to MOBETIZE. The exact scope of the services to be rendered shall be from time to time agreed in writing between the Consultant and Stephen Fowler, President, on behalf of MOBETIZE.

2. Term

This initial term of this agreement shall be six (6) months from the date of signature of this agreement (the "**Initial Term**"). Unless this Agreement is earlier terminated as provided herein, this Agreement shall automatically renew for successive six (6) month terms (the "**Renewal Term(s)**") beyond the Initial Term until terminated in accordance with Article 8 of this Agreement. The Consultant also understands and agrees that the terms of this Agreement in Sections: 7, "Confidentiality, Assignment of Work and Non-Solicitation" (Schedule D, attached hereto) shall survive termination of the other provisions of this Agreement.

3. Compensation

Consultant's remuneration will be $150 per hour with minimum of 20 hours work to be performed by the Consultant per calendar quarter. Consultant will deliver a bill monthly to MOBETIZE.

MOBETIZE shall pay the consultant 50% in cash and 50% in common shares of MOBETIZE. The common shares shall be issued quarterly, within thirty (30) days of the end of each calendar quarter. The common shares shall be issued at the current market price of MOBETIZE (MPAY) on the day of issue and the number of shares to be issued shall be calculated as:

$$\frac{\text{USD value of monies owed to the Consultant}}{\text{Market price of MOBETIZE shares on date of share issue}}$$

4. Confidentiality, Assignment of Works and Non-Solicitation

The terms of the Confidentiality / Assignment of Works and Non-Solicitation Agreement (attached as Schedule "B") shall form part of this Agreement, and any breach of the attached Confidentiality / Assignment of Works and Non-Solicitation Agreement shall be deemed a breach of this Agreement.

5. Termination of Consultancy

It is agreed that any termination of Consultant's employment, prior to expiry of the Initial Term shall occur on the following basis:

(a) Without notice by MOBETIZE for breach of this agreement or if other just cause for termination exists; or

(b) Consultant may resign on giving MOBETIZE four (4) weeks' written notice of the effective date of Consultant's resignation.

6. No Conflict with Prior Obligations

Consultant hereby represents and warrants to MOBETIZE that Consultant is not a party to any agreement, or otherwise bound by any duty to another party that may, in any way, restrict Consultant's right or ability to enter into this Agreement or perform the service contemplated under this Agreement. Consultant further represents and warrants that in performance of the services contemplated under this Agreement Consultant will not disclose or use any confidential information belonging to any prior employer or other persons or entities.

7. Computer Access and E-Mail

Employee agrees to comply with all reasonable rules and restrictions that MOBETIZE may impose on the use of computers, e-mail accounts and Internet access. In particular:

(a) Information stored or transmitted on MOBETIZE's computers including E-mail is, and remains at all times, the property of MOBETIZE. MOBETIZE reserves the right to access any such information. As a result, has no expectation of privacy with respect to this information.

(b) It is Consultant's responsibility to keep Consultant's password(s) secret. Consultant may not share Consultant's passwords(s) with anyone, and consultant is responsible for all activity performed with Consultant's personal user ID or password.

8. General

(a) The Company agrees to defend and indemnify the Consultant for any claim or cause of action (including any legal costs incurred to defend such claims) asserted against the Consultant in any forum based on actions taken by the Consultant e in the course and scope of his performance of his consulting duties under this Agreement

(b) This Agreement shall inure to the benefit of and shall be binding upon each of the parties hereto and their respective successors, assigns and personal representatives, except that the Consultant's rights and interests under this Agreement may not be assigned, pledged or encumbered by him without MOBETIZE's prior written consent. This Agreement, and the rights of MOBETIZE hereunder, may be assigned by MOBETIZE without any requirement of consent by the Employee; provided, however, that the performance of the obligations and covenants of MOBETIZE hereunder shall be binding upon such assignee or successor of MOBETIZE.

(c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other agreements between them.

(d) No modification, amendment or waiver of any provision of this Agreement shall be effective unless approved in writing by the parties hereto.

(e) If any provision of this Agreement shall be held to be unenforceable, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(f) This Agreement shall be governed by and construed in accordance with the laws of the province of British Columbia.

(g) All payments made to Employee under this Agreement shall be subject to applicable withholdings, and/or deductions required by any Federal, local law, statute, regulation or other authority.

9. Notices

Any notices required by this agreement shall be given by hand, by facsimile, by overnight mail by a recognized overnight courier, or sent by first class mail to the applicable address as follows:

If to the Company, to it at:

MOBETIZE, Corp.
8150 Birch Bay Road, Suite 205,
Blaine , WA 98230
USA
Attention: Stephen Fowler President
sfowler@MOBETIZE.com

If to Consultant, to him at:

Hugo Cuevas-Mohr
16135 SW 109 Street
Miami, Fl 33196
USA
Email: hcmohr@mohrworld.info

Either party may from time to time specify as its address for purposes of this Agreement any other address upon giving ten (10) days written notice thereof to the other party. Notice shall be deemed given; when given if given by hand; when sent by facsimile if the sender has a contemporaneous written confirmation from the machine from which it was sent, accept that if sent during non-business hours of the recipient, then notice shall be deemed given at the commencement of the regular business hours of recipient; if delivered by first class mail, five (5) days after deposit in a Postal Service mailbox; if by recognized overnight courier, when delivered.

IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of the parties hereto as of the day and year first above written.

MOBETIZE CORP.

BY: ______________________
Stephen Fowler President

Consultant - Hugo Cuevas-Mohr

BY: ______________________